Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-02509 and 333-253668) on Form S-3 and in the registration statements (Nos. 333-123189, 333-02513, 333-152542 and 333-187987) on Form S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements of Univest Financial Corporation and the effectiveness of internal control over financial reporting.

Philadelphia, Pennsylvania
February 25, 2022